Exhibit 10.17

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into, effective as of ___________, 20[•] by and between Vintage Wine Estates, Inc., a Nevada corporation (the “Company”), and __________________ (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations;

WHEREAS, Nevada law authorizes corporations to indemnify their directors and officers and to advance certain expenses, and the Articles of Incorporation (the “Articles of Incorporation”) and Bylaws (the “Bylaws”) of the Company (together, the Constituent Documents”) require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted under Nevada law, and the Indemnitee will serve, has been serving and/or continues to serve as a director and/or officer of the Company in part in reliance on the Constituent Documents; and

WHEREAS, in recognition of Indemnitee’s need for (i) substantial protection against personal liability based on Indemnitee’s reliance on the Constituent Documents, (ii) specific contractual assurance that the protection promised by the Constituent Documents will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Constituent Documents or any change in the composition of the Company’s Board of Directors or acquisition or change-of-control transaction relating to the Company) and (iii) an inducement to provide effective services to the Company as a director and/or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under Nevada law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the above premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

1. Certain Definitions:

(a) “Affiliate” shall mean any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, the person specified, including, without limitation, with respect to the Company, any direct or indirect subsidiary of the Company.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Expenses” shall mean any expense, including all fees, expenses, and costs of attorneys and experts, paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

(d) “Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company or an Affiliate of the Company, or while a director or officer is or was serving at the request of the Company or an Affiliate of the Company as a director, officer, manager, member, partner, employee, trustee, agent or fiduciary of another foreign or domestic corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise or was a director, officer, manager, member, partner, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent of the Company or an Affiliate of the Company, as described above.

(e) “Indemnifiable Losses” shall mean any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, and includes all interest, assessments and other charges paid or incurred in connection with or in respect of any of the foregoing, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other obligations, paid or incurred in connection with any Proceeding relating to any Indemnifiable Event or paid or incurred in connection with any determination by a Reviewing Party under Section 4(a) or any suit to enforce rights under Section 4(e).

(f) “Independent Counsel” shall mean the person or body appointed in connection with Section 3.

(g) “Proceeding” shall mean any threatened, asserted, pending or completed action, suit, demand or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of the Company or an Affiliate of the Company) or any inquiry, hearing or investigation, whether formal or informal and whether conducted by the Company or an Affiliate of the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

(h) “Reviewing Party” shall mean the person or body appointed in accordance with Section 3.

(i) “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

2. Agreement to Indemnify.

(a) General Agreement. Subject to the procedures set out in Sections 3 and 4, in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Indemnifiable Losses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Constituent Documents, a vote of the Company’s stockholders or disinterested directors or applicable law. No repeal or amendment of any law of the State of Nevada will in any way diminish or adversely affect the rights of Indemnitee pursuant to this Agreement.

(b) Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company (other than compulsory counterclaims) unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding, (ii) the Proceeding is one to enforce indemnification rights under Section 5 or (iii) Independent Counsel has approved its initiation.

(c) Expense Advances. If so requested by Indemnitee, the Company shall advance (within five (5) days of such request) any and all Expenses to Indemnitee (an “Expense Advance”) relating to, arising out of or resulting from any Proceeding related to an Indemnifiable Event paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee; provided that Indemnitee shall repay, without interest, any amounts actually advanced to Indemnitee that, at the final disposition of the Proceeding to which the Expense Advance was related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Proceeding. Indemnitee’s right to such Expense Advance is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under this Agreement with respect to the Proceeding or Indemnifiable Event. This Section 2(c) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Sections 2(b) or 2(f). In connection with any Expense Advance, Indemnitee shall execute and deliver to the Company an undertaking in the form attached hereto as Exhibit A (subject to Indemnitee filling in the blanks therein and selecting from among the bracketed alternatives therein), which shall not be secured and shall not bear interest and shall be accepted by the Company without reference to Indemnitee’s ability to repay the Expense Advances. In no event shall Indemnitee’s right to the payment, advancement, or reimbursement of Expenses pursuant to this Section 2(c) be conditioned upon any undertaking that is less favorable to Indemnitee than, or that is in addition to, the undertaking set forth in Exhibit A.

(d) Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Indemnifiable Losses incurred in connection therewith and shall not be required to attain a favorable determination by a Reviewing Party under Section 4 of this Agreement prior to receiving such indemnification.

(e) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Indemnifiable Losses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(f) Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which a final judgment is rendered against Indemnitee or Indemnitee enters into a settlement, in each case: (i) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws; (ii) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or (iii) for which payment is prohibited by law. Notwithstanding anything to the contrary stated or implied in this Section 2(f), indemnification pursuant to this Agreement relating to any Proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in any Proceeding that no recovery of such profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws.

3. Reviewing Party. For purposes of making determinations concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement, any other agreement, applicable law or the Constituent Documents now or hereafter in effect relating to indemnification for Indemnifiable Events, the Reviewing Party shall be chosen by Indemnitee and shall be either:

(a) Any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; or

(b) The Independent Counsel referred to below.

(c) “Independent Counsel” shall mean counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed), who has not otherwise performed services for the Company, the Indemnitee or any other named (or, exclusively with regard to a threatened matter, likely to be named) party to the Proceeding (other than in connection with indemnification matters) within the last five (5) years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

4. Indemnification Process and Appeal.

(a) Indemnification Payment. Indemnitee shall be entitled to indemnification of Indemnifiable Losses, and shall receive payment thereof, from the Company in accordance with this Agreement upon determination by the Reviewing Party that Indemnitee is entitled to indemnification from the Company under applicable law. The Reviewing Party shall render a written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee is entitled to indemnification under applicable law. Indemnitee shall cooperate with the Reviewing Party making a determination with respect to Indemnitee’s entitlement to indemnification, including providing to the Reviewing Party upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination and the Company shall indemnify and reimburse Indemnitee for all expenses incurred in connection with such cooperation.

(b) Timing of Determination of Eligibility for Indemnification. The Company shall use its reasonable best efforts to cause any determination required under Section 4(a) to be made as promptly as practicable. If (i) the Reviewing Party shall not have made a determination within 30 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Proceeding (the date of such notice being the “Notification Date”) and (B) the selection of Independent Counsel, if such determination is to be made by Independent Counsel, and (ii) Indemnitee shall have fulfilled all obligations set forth in Section 4(a), then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Reviewing Party in good faith requires such additional time for the obtaining, evaluation, or documentation of information relating thereto.

(c) Timing of Indemnification Payment. If (i) the Reviewing Party determines that Indemnitee is entitled to indemnification under applicable law, (ii) no such determination is required for indemnification (i.e., indemnification pursuant to Section 2(d)), or (iii) Indemnitee is deemed to have satisfied the applicable standard of conduct by operation of Section 4(b), then the Company shall pay to Indemnitee, within five (5) business days after the later of (x) the Notification Date and (y) the earliest date on which the applicable criterion specified in clause (i), (ii), or (iii) above shall have been satisfied, an amount equal to the amount of such Indemnifiable Losses.

(d) Reviewing Party’s Determination. The Reviewing Party shall presume that Indemnitee is entitled to indemnification and Expense Advance. The Company may overcome such presumption only with clear and convincing evidence to the contrary. Any determination by a Reviewing Party that Indemnitee is entitled to indemnification or Expense Advance pursuant to this Agreement shall be binding in all respects, including with respect to any litigation or other action, suit or proceeding initiated by Indemnitee to enforce his or her rights hereunder. If the Reviewing Party determines that Indemnitee is not entitled to indemnification under applicable law, Indemnitee may appeal such a determination according to Section 4(e) of this Agreement.

(e) Suit to Enforce Rights. If (i) Indemnitee is entitled to indemnification under this Agreement and Indemnitee has not received full indemnification from the Company within 30 days of the deadline set forth in the Section granting such indemnification rights or (ii) the Reviewing Party determines that Indemnitee is not entitled to indemnification under applicable law, Indemnitee shall have the right to enforce its indemnification rights under this Agreement or appeal such decision, as the case may be, by commencing litigation in a court of the State of Nevada seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by the Indemnitee in accordance with this Section 4(e) shall be binding on the Company and Indemnitee. The Company shall be precluded from asserting in any such proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The remedy provided for in this Section 4(e) shall be in addition to any other remedies available to Indemnitee at law or in equity.

(f) Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company. Such burden must be satisfied by clear and convincing evidence. Neither the failure of the Reviewing Party to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the Indemnitee is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(g) Presumption upon Disposition other than Adverse Judgment. The Company acknowledges that a resolution, disposition or outcome short of dismissal or final judgment, including outcomes that permit Indemnitee to avoid expense, delay, embarrassment, injury to reputation, distraction, disruption or uncertainty, may constitute success in the Proceeding. In the event that any Proceeding relating to an Indemnifiable Event or any portion thereof or issue or matter therein is resolved or disposed of in any manner other than by adverse judgment against Indemnitee (including any resolution or disposition thereof by means of settlement with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in defense of such Proceeding or portion thereof or issue or matter therein. The Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary.

(h) Presumption upon Other Dispositions of Proceedings. For purposes of the Reviewing Party’s standard of conduct determination required under Section 4(a), the termination of any Proceeding by judgment, order, settlement (whether with or without court or administrative agency approval), conviction or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(i) Reliance and Good Faith Presumptions. For purposes of any determination of good faith under any applicable standard of conduct, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser, investment banker or other advisor selected with reasonable care by the Company or the Board or any committee of the Board. The provisions of the preceding sentence shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

5. Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Indemnifiable Losses (including advancing such Expenses under Section 2(c)) that are incurred by Indemnitee in connection with any action, suit or proceeding brought by Indemnitee for:

(a) indemnification of Indemnifiable Losses or Expense Advances by the Company under this Agreement or any other agreement or under applicable law or the Constituent Documents now or hereafter in effect relating to indemnification for Indemnifiable Events; and/or

(b) recovery under directors’ and officers’ liability insurance policies maintained by the Company; but only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.

6. Notification and Defense of Proceeding.

(a) Notice. Promptly after Indemnitee receives notice or becomes aware of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 6(c). The Company shall promptly provide notice of such Proceeding to the insurance carriers providing directors’ and officers’ liability insurance and shall provide copies of all correspondence with such carrier related to the Proceeding to Indemnitee.

(b) Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such

Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ separate legal counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim) in such Proceeding at Indemnitee’s own expense, provided that all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at the Company’s expense if any of the following situations occur: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) the employment of counsel by Indemnitee has been approved by the Independent Counsel, (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, (iv) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (v) the named parties in any such Proceeding (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, or (vi) any such representation by counsel would be precluded under the applicable standards of professional conduct then prevailing, in each of which cases all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for under the circumstances provided for in (ii) and (iii) above or in (iv), (v) and (vi) above.

(c) Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without (i) the Company’s written consent, such consent not to be unreasonably withheld, or (ii) approval of the settlement by the Independent Counsel, if applicable. The Company shall not settle any Proceeding without Indemnitee’s written consent unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all claims that are the subject of the Proceeding. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award or administrative agency award if the Company was not given a reasonable and timely opportunity as a result of Indemnitee’s failure to provide notice, at its expense, to participate in the defense of such action, and the lack of such notice materially prejudiced the Company’s ability to participate in defense of such action. The Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

7. Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, applicable law, any other contract, or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Company and the Indemnitee. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Constituent Documents, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. The Company will not adopt any amendment to any Constituent Documents, the effect of which would be to deny, diminish or encumber Indemnitee’s rights to indemnification under this Agreement, the Constituent Documents, applicable law, any other contract or otherwise.

8. Liability Insurance. For the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding arising from an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of general and/or directors’ and officers’ liability insurance providing coverage that are at least substantially comparable in scope and amount to that provided by the Company’s current policies. Indemnitee shall be named as an insured by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer. Without limiting the generality of the preceding sentences of this Section 8, the Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next (i) without the prior approval thereof of a majority of the directors serving as of the date of this Agreement, even if less than a quorum, or (ii) if at such time there are no such directors serving, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed).

9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action or such longer period as may be required by state law under the circumstances. Any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

10. Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

12. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received (and is entitled to retain) payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder (net of any expenses incurred in obtaining such payment).

13. Duration of Agreement. This Agreement shall continue until and terminate upon the later of (a) six (6) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or (b) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 4(b) of this Agreement relating thereto.

14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, reorganization or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, reorganization or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

15. Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (a) the remaining provisions shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable. If any court shall decline to reform any provision of this Agreement held to be invalid, void or unenforceable as contemplated by the preceding sentence, the parties shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, void or unenforceable with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, void or unenforceable.

16. Contribution. To the fullest extent permissible under applicable law in effect on the date hereof or as may be amended to increase the scope of permitted or required indemnification, whether or not the indemnification provided for in this Agreement is available to Indemnitee for any reason whatsoever, the Company shall pay all or a portion of the amount that would otherwise be incurred by Indemnitee for Indemnifiable Losses in connection with any claim relating to an Indemnifiable Event as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect: (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). Notwithstanding the foregoing, such contribution shall not be required where it is determined, pursuant to a final disposition of such Proceeding or Indemnifiable Loss in accordance with Section 4 of this Agreement, that Indemnitee is not entitled to indemnification by the Company with respect to such Proceeding or Indemnifiable Loss.

17. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements, including the any prior agreement with respect to the subject matter hereof, of the Company and the Indemnitee with respect to the subject matter hereof.

18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought in a court of competent jurisdiction in the State of Nevada (a “Nevada Court”); (ii) consent to submit to the jurisdiction of the courts of the State of Nevada for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in a Nevada Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in a Nevada Court has been brought in an improper or inconvenient forum.

19. Notices. All notices, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt or mailed, postage prepaid, certified or registered mail, return receipt requested and addressed to the Company at:

Vintage Wine Estates, Inc.

937 Tahoe Boulevard

Incline Village, NV 89451

and to Indemnitee at the address set forth below Indemnitee’s signature hereto.

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* * * * *

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

VINTAGE WINE ESTATES, INC.,
a Nevada corporation

By:
Print Name:
Title:

INDEMNITEE,
an individual

Signed:

Print Name:

Address:

[Signature Page to Indemnification Agreement]

EXHIBIT A

UNDERTAKING

This Undertaking is submitted pursuant to the Indemnification Agreement, dated as of ___________ ___, ____ (the “Indemnification Agreement”), between Vintage Wine Estates, Inc., a Nevada corporation (the “Company”), and the undersigned. Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Indemnification Agreement.

The undersigned hereby requests [payment], [advancement], [reimbursement] by the Company of Expenses which the undersigned [has incurred] [reasonably expects to incur] in connection with ______________________ (the “Proceeding”).

The undersigned hereby undertakes to repay the [payment], [advancement], [reimbursement] of Expenses made by the Company to or on behalf of the undersigned in response to the foregoing request to the extent it is determined, following the final disposition of the Indemnifiable Claim and in accordance with Section 4 of the Indemnification Agreement, that the undersigned is not entitled to indemnification by the Company under the Indemnification Agreement with respect to the Proceeding.

IN WITNESS WHEREOF, the undersigned has executed this Undertaking as of this _____ day of ______________, ____.